                           INSTALLMENT SALE AGREEMENT

     THIS INSTALLMENT SALE AGREEMENT made and entered into as of December 29, 1992, by and between County of Clinton Industrial Development Agency (the "Issuer"), a public benefit corporation duly organized and existing under the Constitution and laws of the State of New York (the "State"), and Saranac Power Partners, L.P., a limited partnership formed under and pursuant to the laws of the State of Delaware (the "Company").


                                  WITNESSETH:


     WHEREAS, the New York State Industrial Development Agency Act, being Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of the State of New York, as amended (hereinafter referred to as the "Enabling Act") authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the state of New York and empowers such agencies, among other thing, to acquire, construct, reconstruct, lease, improve, maintain, equip and furnish real and personal property, whether or not now in existence or under construction, which shall be suitable for, among others, manufacturing, warehousing, research, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their recreation opportunities, prosperity and standard of living; and


     WHEREAS, the Enabling Act further authorizes each such agency to lease or sell its projects, to charge and collect rent, or the purchase price therefor, to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of, and interest on, any such bonds, to mortgage any or all of its facilities and to pledge the revenues and receipts therefrom to the payment of such bonds; and


     WHEREAS, pursuant to and in accordance with the provisions of the Enabling Act, Chapter 225 of the 1971 Laws of the State of New York, as amended (said chapter and the Enabling Act being hereinafter collectively referred to as the "Act") created the Agency for the benefit of Clinton County, New York and the inhabitants thereof; and


     WHEREAS, (i) the Company has acquired and will acquire fee title to, leasehold interests in and certain easements to various parcels of real property located in Clinton County, New York (such rights, title and interests collectively referred to as the Land, as more specifically defined hereinbelow) and has undertaken (a) to construct on the Land a 240MW natural gas-fired cogeneration facility and related transmission lines and electric energy interconnection facilities (the "Facility"), and (b) to acquire and install certain Equipment (as hereinafter defined) (the Land, the Facility and the Equipment being hereinafter collectively referred to as the "Project Facility"); and (ii) the Issuer will sell or lease the Project Facility to the Company under this installment sale agreement (hereinafter referred to as the "Agreement") between the Issuer and the Company; and

     WHEREAS, the Company submitted and application to the Issuer, and the Issuer by a resolution has accepted such application, for the Issuer to issue notes (the "Bonds") for the purposes of financing a portion of the costs of a project (the "Project") consisting of (i) the acquisition, construction, installation and equipping of the Project Facility, and (ii) the sale and/or lease of the Project Facility to the Company; and


     WHEREAS, the Issuer by resolution adopted on September 16, 1992 (the "Inducement Resolution") determined to issue up to $400,000,000 aggregate principal amount of its Bonds for the purposes of financing a portion of the cost of the Project and by resolution adopted on December 29, 1992 (the "Bond Resolution") determined to issue its Bonds for such purpose; and


     WHEREAS, the Company, the Issuer, North Country Gas Pipeline Corporation, a New York corporation ("North Country"), certain lending institutions (the "Lenders") and General Electric Capital Corporation, as Agent to the Lenders, have entered into a loan agreement dated as of December 29, 1992 (the "Loan Agreement") pursuant to which the Lenders have agreed to make certain extensions of credit, including, but not limited to, the loans to be evidenced by the Bonds; and


     WHEREAS, the Issuer proposes to undertake the Project, appoint the Company as agent of the Issuer to undertake the acquisition, construction, and installation of the Project Facility and sell the Project Facility to the Company, and the Company desires to act as agent of the Issuer to undertake the acquisition, construction and installation of the Project Facility and purchase the Project Facility from the Issuer, all pursuant to the terms and conditions hereinafter set forth; and


     WHEREAS, the providing of the Project Facility and the sale of the Project Facility to the Company pursuant to this Agreement is for a proper purpose to wit, to advance the job opportunities, health, general prosperity and economic welfare of the inhabitants of the State pursuant to the provisions of the Enabling Act;


     WHEREAS, this Agreement sets forth the terms and conditions pursuant to which the Issuer agrees to sell and the Company agrees to purchase the Project Facility; and


     WHEREAS, all things necessary to constitute this Agreement a valid and binding agreement by and between the parties hereto in accordance with the terms hereof, have been done and performed, and the creation, execution and delivery of this Agreement have in all respects been duly authorized;


     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I


                     DEFINITIONS AND RULES OF CONSTRUCTION


     Section 1.1. DEFINITIONS. In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms not otherwise defined in this Agreement shall have the same meanings when used herein as assigned in Appendix A of the Loan Agreement, a copy of which is attached hereto, unless the context or use clearly indicates another or different meaning or intent:


     "Acquisition", when used with reference to the Project Facility, means acquisition, construction, installation and equipping.


     "Agent" means General Electric Capital Corporation, as Agent as more particularly described in the Loan Agreement, and any successor agent.


     "Agreement" means this Installment Sale Agreement between the Issuer and the Company and any modifications, alterations and supplements hereto made in accordance with the provisions hereof.


     "Assignment to Company" means an assignment agreement in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall assign to the Company (i) the Easements and (ii) the Leases.


     "Assignment to Issuer" means the assignment and assumption of agreements dated the Closing Date, given by the Company to the Issuer conveying all of the Company's right, title and interest in and to the G-P Leases and the Easements, and improvements thereon, to the Issuer.


     "Assignment to NYSEG" means an assignment agreement in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall assign to NYSEG the NYSEG Easements.


     "Authorized Representative" means the Person or Persons at the time designated to act on behalf of the Issuer or the Company, as the case may be, by written certificate containing the specimen signature of each such Person and signed on behalf of (A) the issuer by its Chairman or Vice Chairman, or such other person as may be authorized by resolution of the Issuer, and (B) the Company by the President or any Vice President of its General Partner, or such other persons as may be authorized by the Company.


     "Bill of Sale to Company" means the bill of sale in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall convey the Issuer's interest in the Equipment to the Company.

     "Bill of Sale to G-P" means a bill of sale in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall convey its interest in the G-P Equipment to Georgia Pacific.


     "Bill of Sale to Issuer" means the bill of sale dated the Closing Date from the Company to the Issuer conveying the Company's right, title and interest in the Equipment.


     "Bill of Sale to NYSEG" means a bill of sale in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall convey its right, title and interest in the NYSEG Equipment to NYSEG.


     "Bond Documents" means, collectively, the Bonds, this Agreement, the Loan Agreement, the Saranac PILOT Mortgage, the IDA Building Loan Mortgage, the IDA Development Loan Mortgage, the Partnership/North Country Development Loan Mortgage, the NYSEG Subordinated Mortgage, the Georgia-Pacific Mortgage and Security Agreement, the Partnership Security Agreement, the IDA North Country Security Agreement, the Partnership Development Loan Note, the Saranac PILOT Agreement, the Assignments to Issuer, the Bills of Sale to Issuer, the Deed to Issuer, the [Site Transmission Line] Short-Form Construction Loan Agreement, the [Pipeline] Short-Form Construction Loan Agreement, the Security Deposit Agreement, the IDA (North Country) Building Loan Mortgage, the IDA (North Country) Building Loan Note, the IDA (North Country) Development Loan Mortgage, the IDA (North Country) Development Loan Note, the IDA (North Country) Installment Sale Agreement, the North Country PILOT Agreement, the North Country PILOT Mortgage and the Construction Contract.


     "Bonds" means the IDA Building Loan Note and the IDA Development Loan
Note.


     "Budgets" means, collectively, the IDA Development Loan Budget and the IDA Building Loan Budget.


     "Closing Date" means the Conformed Agreement Date as defined in the Loan Agreement.


     "Completion Date" means the date the Acquisition of the Project Facility is certified as being complete in accordance with this Agreement.


     "Cost(s) of the Project", "Cost" or "Costs" means all fees, costs and allowances which the Issuer or the Company may properly pay or accrue for the Project Facility, and which, under generally accepted accounting principles, are chargeable to the capital account of the Project Facility or could be so charged either with a proper election to capitalize such costs or, but for a proper election, to expense such costs, including (without limitation) the following costs:


     (a) Fees and expenses incurred in preparing the plans and specifications for the Project Facility (including any preliminary study or planning or any aspect thereof); any labor, services, materials and supplies used or furnished in Land acquisition, improvement and construction; any Equipment for the Project Facility; and any acquisition necessary to provide utility services or other services, including, trackage to provide the Project Facility with public transportation facilities, roadways, parking lots, water supply, sewage and waste disposal facilities; all interests in real and tangible personal property deemed necessary by the Company and acquired in connection with the Project Facility; insurance as required under the Loan Agreement or herein; payment of fees and commissions payable to GECC pursuant to the Loan Agreement; and payments of miscellaneous expenses incidental to any of the foregoing items.


     (b) The fees for architectural, engineering, legal counsel and supervisory and consulting services in connection with the Project Facility;


     (c) Any fees and expenses incurred in connection with perfecting and protecting title to the Project Facility and any fees and expenses incurred in connection with preparing, recording or filing such documents, instruments or financing statements as either the Company or the Issuer may deem desirable to perfect or protect the rights of the Issuer or the Lenders under the Bond Documents or the Loan Documents;


     (d) The legal, accounting or financing advisory fees and expenses, any fees and expenses of the Issuer, Agent, Lenders, filing fees, and printing and engraving costs, including, without limitation, fees and expenses of bond counsel and the counsel to the Issuer and special counsel to the Issuer, incurred in connection with the authorization and issuance of the Bonds, and the preparation of the Bond Documents and all other documents in connection with the authorization and issuance of the Bonds;


     (e) Interest to accrue on the Bonds during construction of the Project Facility;


     (f) Any administrative or other fees charged by the Issuer or reimbursement thereto of expenses in connection with the Project until the Completion Date;


     (g) Payment of taxes including property taxes, assessments and other charges, if any, or payments in lieu of taxes with respect thereof, or reimbursement thereof if paid by the Company, and


     (h) Any other costs and expenses relating to the Project which could constitute costs or expenses for which the Issuer may expend Bond proceeds under the Act.


     "Deed to the Company" means a deed in form and substance reasonably satisfactory to the Issuer and the Company pursuant to which the Issuer shall convey its right, title and interest in the Fee Premises to the Company.

     "Deed to G-P" means a deed in form and substance reasonably satisfactory to the Issuer, the Company and Georgia Pacific pursuant to which the Issuer shall convey all of its right, title and interest in the G-P Premises to Georgia Pacific.


     "Deed to Issuer" means the deed dated the Closing Date given by the Company to the Issuer conveying all of the Company's interest in the Fee Premises to the Issuer.


     "Deed to NYSEG" means a deed in form and substance reasonably satisfactory to the Issuer, the Company and NYSEG pursuant to which the Issuer shall convey all of its right, title and interest in the NYSEG Fee Premises to NYSEG.


     "Easement Premises" means the portions of the Land covered by the Easements.


     "Easements" means the agreements described on Exhibit A-1 attached hereto and the easements and licenses to be obtained upon the completion of the condemnation proceeding described on Exhibit A-2 hereto; provided, however, that from and after the execution and delivery of the Assignment to NYSEG, the term Easements shall not include the NYSEG Easements.


     "Equipment" means all machinery and equipment to be installed in or utilized in connection with the construction of the Project Facility; provided, however, that (i) from and after the execution and delivery of the Bill of Sale to G-P, the term Equipment shall not include the G-P Equipment and (ii) from and after the execution and delivery of the Bill of Sale to NYSEG, the term Equipment shall not include the NYSEG Equipment.


     "Eminent Domain" means the taking of title to, or the temporary use of, the Project Facility or any part thereof pursuant to eminent domain or condemnation proceedings or by any settlement or compromise of such proceedings, or any voluntary conveyance of the Project Facility or any part thereof during the pendency of, or as a result of a threat of, such proceedings.


     "Event of Default" shall have the meaning set forth in Section 10.1 hereof.


     "Fee Premises" means the portions of the Land described on Exhibit B attached hereto; provided, however, that (i) from and after the execution and delivery of the Deed to G-P, the term Land shall not include the G-P Premises, and (ii) from and after the execution and delivery of the Deed to NYSEG, the term Land shall not include the NYSEG Fee Premises.


     "GECC" shall have the same meaning as "GE Capital" as set forth in the Loan Agreement.


     "Georgia Pacific" means the Georgia-Pacific Corporation, a Georgia corporation.

     "G-P Equipment" means the portion of the Equipment located on the G-P Premises.


     "G-P Leases" means the leases between the Company and Georgia Pacific described in Exhibit C attached hereto.


     "G-P Premises" means the portions of the Land described in Exhibit D attached hereto.


     "Governmental Authorities" means the United States of America, the State and any political subdivision thereof, and any agency, department, commission, court, board, bureau or instrumentality of any of them.


     "IDA Building Loan Note" shall have the same meaning as set forth in the Loan Agreement.


     "IDA Development Loan Note" shall have the same meaning as set forth in the Loan Agreement.


     "Installment Purchase Payments" means the payments made by the Company to the Issuer in accordance with Section 5.2 hereof.


     "Issuer Representative" means any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Company containing the specimen signatures of such persons and signed on behalf of the Issuer by its Chairman or Vice chairman.


     "Land" shall mean, collectively, the Fee Premises, the Leasehold Premises and the Easement Premises.


     "Leasehold Premises" means the portions of the Land described in Exhibit E attached hereto.


     "Lenders" means the financial institutions parties to the Loan Agreement from time to time.


     "Lien" shall have the meaning as set forth in the Loan Agreement.


     "Loan Agreement" means the Loan Agreement dated as of the Closing Date by and among the Borrowers, the Lenders and the Agent.


     "Loan Agreement Permitted Lien" shall have the meaning as set forth in the Loan Agreement.


     "Mortgage" shall mean collectively the IDA Building Loan Mortgage, the IDA Development Loan Mortgage and the Partnership Development Loan Mortgage.


     "Net Proceeds", when used with respect to any proceeds of insurance or proceeds resulting from Eminent Domain, means the gross proceeds therefrom less all expenses (including attorneys' fees) incurred in realization thereof.

     "North Country" means the North Country Gas Pipeline Corporation, a New York corporation.


     "North Country PILOT Agreement" shall have the meaning as set forth in the Loan Agreement.


     "NYSEG" means New York State Electric & Gas Corporation, a New York corporation.


     "NYSEG Easements" means the portion of the Easements described on Exhibit F attached hereto.


     "NYSEG Equipment" means the portion of the Equipment located on the land covered by the NYSEG Easements and the NYSEG Fee Premises.


     "NYSEG Fee Premises" means the portion of the Fee Premises described on Exhibit G attached hereto.


     "Permitted Encumbrances" shall have the same meaning as Loan Agreement Permitted Liens as set forth in the Loan Agreement.


     "PILOT Agreements" shall mean collectively the Saranac PILOT Agreement and the North Country PILOT Agreement.


     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.


     "Saranac PILOT Agreement" shall have the meaning as set forth in the Loan Agreement.


     "Saranac PILOT Mortgage" shall have the meaning as set forth in the Loan Agreement.


     "State" means the State of New York.


     "Unassigned Rights" means (i) the indemnification rights of the Issuer granted pursuant to Sections 8.6, 8.7 and 12.14 of this Agreement, (ii) the monies due and to become due the Issuer for its own account or to the members, officers, agents and employees of the Issuer for their own account pursuant to Sections 5.2, 6.8, 8.6, 10.3 and 10.5 of this Agreement, (iii) the rights of the Issuer to receive notices, reports and other statements hereunder, (iv) the right of the Issuer to provide consents or receive notices hereunder, (v) the rights of access and inspection provided to the Issuer hereunder, (vi) the rights of the Issuer under Sections 12.4 and 12.5 hereof, (vii) the right of the Issuer to receive the covenants of the Company under Section 2.2(h) and (i) hereof, (viii) the rights of the Issuer under Sections 3.1(f), 3.1(g), 6.2, 6.4, 8.8, 8.13, 8.17, 8.18, 9.3 and 10.3 of this Agreement, and (ix) the right to enforce the foregoing pursuant to Article X of this Agreement.


     Section 1.2. RULES OF CONSTRUCTION. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Agreement.

     (a) Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in the Loan Agreement.


     (b) Words importing the singular number shall include the plural number and vice versa.


     (c) The table of contents, captions and headings herein are solely for convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.


     (d) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.


     (e) All references in this Agreement to particular Articles or Sections are references to Articles and Sections of this Agreement, unless otherwise indicated.


                                  ARTICLE II


                                REPRESENTATIONS


     Section 2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE ISSUER. The Issuer represents and warrants as follows:


     (a) The issuer is an industrial development agency within the meaning of the Act, is duly established under the provisions of the Act and is authorized by the Act to acquire the Project Facility and to enter into this Agreement and the transactions contemplated herein and to carry out its obligations hereunder, has been duly authorized by its governing body to execute, deliver and perform this Agreement and to carry out its obligations hereunder, and will do or cause to be done all things necessary to preserve and keep this Agreement in full force and effect. The Project Facility will constitute a "project" as that term is defined in the Act.


     (b) The Issuer has all requisite power, authority and legal right to execute and deliver the Bond Documents to which it is a party and all other instruments and documents to be executed and delivered by the Issuer pursuant thereto, to perform the provisions thereof and to carry out the transactions contemplated by the Bond Documents, including the issuance of the Bonds. All corporate action on the part of the Issuer which is required for the execution, delivery and performance by the Issuer of the Bond Documents has been duly authorized and effectively taken, and such execution, delivery and performance by the Issuer do not contravene applicable law or any contractual restriction binding on or affecting the Issuer, nor will the same constitute a default by the Issuer under any of the foregoing.

     (c) The Issuer has duly approved the issuance of the Bonds and the Acquisition of the Project Facility; no other authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required as a condition to the performance by the Issuer or its obligations under any Bond Documents.


     (d) The bonds shall be issued under and pursuant to the provisions of the Loan Agreement and shall finance the Costs of the Project.


     (e) This Agreement is, and each other Bond Document to which the Issuer is a party when delivered will be, legal valid and binding special obligations of the Issuer enforceable against the Issuer in accordance with its terms.


     (f) There is no default of the Issuer in the payment of the principal of or interest on any of its indebtedness for borrowed money or under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been incurred which does or could affect the validity and enforceability of the Bond Documents or the ability of the Issuer to perform its obligations thereunder, and, to the knowledge of the Issuer, no event has occurred and is continuing under the provisions of any such instrument or agreement which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a default.


     (g) There is not pending or, to the knowledge of the Issuer, threatened any action or proceeding before any court, governmental agency or arbitrator
(i) to restrain or enjoin the issuance or delivery of the Bonds, (ii) in any way contesting or affecting the authority for the issuance of the Bonds, or the validity of any of the Bond Documents, or (iii) in any way contesting the existence or powers of the Issuer.


     (h) In connection with the authorization and issuance of the Bonds, the Issuer has complied with all provisions of the Constitution and laws of the State, including the Act.


     (i) The Issuer has not assigned, encumbered or pledged and will not assign, encumber or pledge its interest in this Agreement or the Project Facility (or any part thereof) for any purpose other than as contemplated under the Loan Agreement or the Bond Documents.


     (j) The Issuer is not in default under any of the provisions of the laws of the State, where any such default would affect the issuance, validity or enforceability of the Bonds or the transactions contemplated by this Agreement or the Loan Agreement.


     (k) So long as any Bonds shall remain unpaid, the Issuer will, upon request of the Agent and provided it shall be furnished with indemnification as set forth in Section 12.5 below and with sufficient funds to pay all costs and expenses (including attorneys' fees) reasonably incurred by it as such costs and expenses accrue:


     (i) take all action and do all things which it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed under the Bond Documents; and


     (ii) execute, acknowledge where appropriate, and deliver from time to time all such instruments and documents as are necessary or desirable to carry out the intent and purpose of the Bond Documents.


     (l) The Issuer has been induced to enter into this Agreement by the undertaking of the Company to develop the Project Facility in the County of Clinton, New York.


     (m) The Issuer shall cooperate with the Company in the filing by the Company, as agent of the Issuer, of such applications, returns and other information with any Governmental Authority as is required by any applicable law or regulation; provided, however, that the Company shall bear all costs of preparing, gathering and filing such documents.


     (n) The Issuer agrees to promptly record all deeds, and/or assignments, as appropriate, at its own expense (subject to reimbursement as contemplated by Sections 2.2(j) and 5.2(c)) and upon the direction of the Company, upon the transfer of title to the Company, NYSEG or Georgia Pacific of portions of the Project Facility in accordance with Section 5.1(b) hereof.


     Section 2.2. REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANY. The Company represents, warrants and covenants as follows:


     (a) (i) The Company is a limited partnership duly organized and validly existing and in good standing under the laws of the state of Delaware, is duly qualified to do business in the State, and has full partnership and other legal power and authority to execute, deliver and perform the covenants on its part contained in the Bond Documents and the Basic Documents to which it is a party, and has duly authorized the execution, delivery and performance of the Bond Documents and the Basic Documents to which it is a party and has duly approved such Bond Documents and Basic Documents.


       (ii) Saranac Energy Company, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the State, and is the only general partner of the Partnership.


     (b) The execution and delivery of the Bond Documents and Basic Documents to which it is a party, consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions hereof and thereof will not conflict with or constitute a breach of or a default under the Company's agreement of limited partnership or the articles of incorporation or bylaws of the general partner of the Company or any agreement or instrument to which the Company or the general partner of the Company is a party, or any existing law, administrative regulation, court order or consent decree to which the Company is subject, or by which it or any of its property is bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance upon any of the property or assets of the Company or the general partner of the Company under the terms of any instrument or agreement to which the Company or such general partner is a party or by which it is bound.


     (c) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its partners, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Agreement or that would adversely affect, in any way, the validity or enforceability of any of the Bond Documents or the Basic Documents or any other agreement or instrument to which the Company is a party and that is to be used or contemplated for use in the consummation of the transactions contemplated hereby.


     (d) No consent, authorization, approval or action is required to be made, obtained or complied with prior to the execution, delivery and performance by the Company of its obligations hereunder or under the other Bond Documents and Project Documents that has not been made, obtained or complied with, other than the Governmental Approvals and other consents and approvals listed in Schedules 4 and 3 of the Loan Agreement. Each of this Agreement, the other Bond Documents and the other Basic Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principal of equity.


     (e) The Company will fully and faithfully perform all the material duties and obligations that it is required to perform pursuant to the Bond Documents to which it is a party and the other Basic Documents and will perform or cause to be performed, for and on behalf of the Issuer, each and every affirmative obligation of the Issuer under and pursuant to the Mortgage and each Basic Document to which the Issuer is a party to the extent any such duties and obligations are reasonably capable of performance by the Company. The Company shall defend, indemnify and hold the Issuer and its officers, directors, members, agents, and employees harmless from any liability or expense resulting from any failure by the Company to comply with this paragraph.


     (f) No further authorizations, consents or approvals of governmental bodies or agencies are required in connection with the execution and delivery by the Company of this Agreement or the other Bond Documents or Basic Documents to which the Company is a party or in connection with the carrying out by the Company of its obligations under this Agreement or the other Bond Documents or Basic Documents to which the Company is a party.


     (g) The financing of the Project Facility as provided under the Loan Agreement, and the participation of the Issuer therein have induced the Company to locate its Project Facility in the jurisdiction of the Issuer. The providing of the Project Facility by the Issuer and the sale thereof by the Issuer to the Company (and, as provided herein, the conveyance of (i) the NYSEG Easements, the NYSEG Fee Premises and the NYSEG Equipment to NYSEG and (ii) the G-P Premises and the G-P Equipment to Georgia-Pacific) hereby will not result in the removal of an industrial or manufacturing plant or commercial activity of the Company or its general partner from one area of the State to another area of the State or in the abandonment of one or more plants or facilities of the Company or its general partner located within the State.


     (h) After the Company completes the Acquisition of the Project, the Company shall utilize the Project as a "project" within the meaning of the Act until the conveyance of the Project Facility to the Company in accordance herewith.


     (i) The Project Facility will be acquired, constructed installed and operated in such manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other regulations of any governmental authorities having jurisdiction of the Project Facility. The Company shall defend, indemnify and hold the Issuer and its officers, directors, members, agents, and employees harmless from any liability or expense resulting from any failure by the Company to comply with this paragraph.


     (j) The Company shall promptly reimburse the Issuer for any expenses, including, but not limited to, legal, accounting or filing fees, incurred in connection with the fulfillment of the covenant contained herein above in
Section 2.1(n).


     (k) The Company shall comply in all material respects with all mitigating measures, requirements and conditions, if any, identified in (i) the Findings Statement adopted by the Issuer and (ii) the documents accepted by the State Department of Environmental Conservation as the final environmental impact statement with respect to the Project Facility.


     (l) All proceeds of the Bonds shall be used to pay Costs of the Project.

                                  ARTICLE III


                           ACQUISITION OF THE PROJECT


     Section 3.1. ACQUISITION OF THE LAND; CONSTRUCTION OF THE FACILITY; ACQUISITION AND INSTALLATION OF THE EQUIPMENT.


     (a) The Company shall, on behalf of the Issuer, and with due diligence,
(1) acquire the Land or cause the Land to be acquired, (2) construct the Facility or cause the Facility to be constructed, and (3) acquire and install the Equipment or cause the acquisition and installation of the Equipment, all in accordance with the Plans and Specifications. The approval of the Issuer shall not be required for changes in the Plans and Specifications which do not substantially alter the purpose and description of the Project Facility as set forth in the Exhibits hereto.


     (b) In the event that the Company desires to amend or supplement the Project Facility and such amendment or supplement substantially alters the purpose and description of the Project Facility as described in the Exhibits hereto, the Issuer will enter into such amendment or supplement upon receipt of:


     (i) a certificate of an Authorized Representative of the Company describing in detail the proposed changes and stating that they will not have the effect of disqualifying the Project Facility as a cogeneration project that may be financed pursuant to the Act and that they will not violate any permits in existence relating to the Project Facility or that such permits will be amended to permit such changes;


     (ii) a copy of the proposed form of amended or supplemented Exhibits hereto; and


     (iii) the written consent of the Agent.


     (c) Title to all materials, equipment, machinery and other items of Property intended to be incorporated or installed in and to become part of the Project Facility shall vest in the Issuer immediately upon deposit on the Land or incorporation or installation in the Facility, whichever shall first occur. The Company shall execute, deliver and record or file all instruments necessary or appropriate to so vest title in the Issuer and shall take all action necessary or appropriate to protect such title against claims of any third Persons.


     (d) The Issuer shall enter into, and accept the assignment of such contracts as the Company may request in order to effectuate the purposes of this Section 3.1, provided, however, that the liability of the Issuer thereunder shall be subject to Sections 12.4 and 12.5 hereof.


     (e) The Issuer hereby appoints the Company its true and lawful agent and the Company hereby accepts such agency, (1) to acquire the Land, construct the Facility, and acquire and install the Equipment in accordance with the Plans and Specifications, (2) to make, execute, acknowledge and deliver any contracts; orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for the acquisition, construction and equipping of the Project Facility with the same powers and with the same validity as the Issuer could do if acting in its own behalf, (3) to pay all fees, costs and expenses incurred in the acquisition, construction and equipping of the Project Facility from funds made available therefor in accordance with the Loan Agreement, (4) to apply for all permits and licenses, (5) to request on behalf of the Issuer, and receive for the purpose of paying the Costs of the Project, advances of funds pursuant to the Loan Agreement, (6) to ask, demand, sue for, levy, recover and receive all such sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to the Issuer under the terms of any contract, order, receipt or writing in connection with the acquisition, construction, equipping and installation of the Project Facility, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security, (7) to take all actions necessary or in the opinion of the Company desirable for the construction and, to the extent permitted by law, the operation, use, repair and maintenance of the Project Facility for its intended purposes, including, to the extent permitted by law, the institution and prosecution of a condemnation proceeding to obtain all necessary or riparian rights necessary for the Project Facility, (8) to the extent permitted by law, to obtain, negotiate, execute and deliver agreements, contracts and/or leases for the management, maintenance and operation of the Project Facility and the sale of electric power generated at the Project Facility to third persons, and (9) to appoint sub-agents of the Issuer to do any or all of the foregoing. The agency designation granted hereby shall be irrevocable and shall vest the Company with complete authority and discretion with respect to the matters referred to above and, prior to the occurrence of an Event of Default, the Issuer shall not have the right to interfere with, direct or control the Company in the performance of the foregoing duties. In order to facilitate the securing of an exemption from State sales and use taxes as such exemption may be in existence during the period in which this Agreement is in effect and the Project is being constructed and the Equipment installed, the Issuer hereby agrees to provide to the Company any letter or certificate reasonably requested by the Company for such purpose, to the extent permitted under New York law, and the Company agrees to pay or reimburse the Issuer for any costs, including reasonable legal fees, incurred in connection therewith. Notwithstanding the first sentence of this paragraph (e) and anything in this Agreement to the contrary, the Issuer shall not provide any letter or certificate to the Company securing any State sales and use tax exemption for the Project Facility for the period beginning on the Construction Loan Maturity Date and ending on the date of termination of this Agreement.


     (f) The Company shall give, or cause to be given, all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of all

Governmental Authorities applying to or affecting the conduct of work on the Project Facility, and the Company will defend, indemnify and save the Issuer and its officers, members, agents, servants and employees harmless from all fines and penalties due to failure to comply therewith. All permits and licenses necessary for the prosecution of work on the Project Facility shall be procured or caused to be procured promptly by the Company.


     (g) The Company, as agent for the Issuer, in compliance with Section 13 of the Lien Law of the State (but without conceding the applicability of such Section 13), covenants that it (i) will hold the right to receive the proceeds of the IDA Building Loan Note as a trust fund to be applied first for the purpose of paying the "cost of improvements" (as such item is defined in subdivision 5 of Section 2 of the Lien Law) and (ii) will apply the same first to the payment of the "cost of improvement" before using any part of the total of same for any other purposes.


     Section 3.2. AGREEMENT TO PROCURE FINANCING. To facilitate the provision of funds to finance the Project Facility, the Issuer agrees to execute and deliver the Bond Documents and other Basic Documents to which it is a party and any certificates or letters reasonably required thereby, subject to the payment or reimbursement of any reasonable costs incurred by the Issuer in accordance with the terms of this Agreement.


     Section 3.3. DISBURSEMENTS OF LOAN PROCEEDS. The Company, on behalf of itself and as agent of the Issuer, shall qualify for, obtain and apply advances of funds under the Loan Agreement sufficient to permit the Acquisition of the Project Facility in accordance with the terms of the Loan Agreement. The Company shall not agree to, or accept any modification or waiver of, the provisions of the Loan Agreement if such modification or waiver would result in proceeds of the Bonds being used to pay costs that are not Costs of the Project.


     Section 3.4. ESTABLISHMENT OF COMPLETION DATE. The Company will proceed with due diligence to complete the Acquisition of the Project Facility. Completion of the Acquisition of the Project Facility shall be evidenced as set forth in the Loan Agreement.


     Section 3.5. COMPLETION BY THE COMPANY.


     (a) In the event that the proceeds of the IDA Building Loan Note and the IDA Development Loan Note are not sufficient to pay in full all costs of acquiring the Land, constructing the Facility and acquiring and installing the Equipment in accordance with the Loan Agreement, the Company agrees, for the benefit of the Issuer and the Agent, subject to Section 12.1 hereof, to complete such acquisition, construction, installation and equipping and to pay all such sums as may be in excess of the proceeds of the IDA Building Loan Note and the IDA Development Loan Note. Title to all portions of the Facility constructed or of the Equipment installed or acquired pursuant to the previous sentence at Company's expense shall immediately upon such construction, installation or acquisition vest in the Issuer. The Company shall execute, deliver and record or file such instruments as the Issuer may reasonably request in order to perfect or protect the Issuer's title to such portions of the Facility and Equipment.


     (b) No payment by the Company pursuant to this Section 3.5 shall entitle the Company to any reimbursement for any such expenditure from the Issuer or the Agent or to any diminution or abatement of any amounts payable by the Company under this Agreement.


     Section 3.6. REMEDIES TO BE PURSUED AGAINST CONTRACTORS, SUBCONTRACTORS, MATERIALMEN AND THEIR SURETIES. In the event of a default by any contractor, subcontractor or materialman under any contract made by it in connection with the construction of the Facility or the acquisition and installation of the Equipment or in the event of a breach of warranty or other liability with respect to any materials, workmanship, or performance guaranty, the Company may proceed, either separately or in conjunction with others, to exhaust the remedies of the Company and the Issuer against the contractor, subcontractor or materialman so in default and against each surety for the performance of such contract. The Company may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety which the Company deems reasonably necessary, and in such event the Issuer hereby agrees, at the Company's sole expense, to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding. The Company shall advise the Issuer of any actions or proceedings taken hereunder. The proceeds of any recovery secured by the Company as a result of any action pursued against a contractor, subcontractor, materialman or their sureties pursuant to this Section 3.6 shall be used to complete the Project Facility and shall thereafter be payable to the Company.


                                   ARTICLE IV


                                   [RESERVED]


                                   ARTICLE V


                AGREEMENT TO CONVEY PROJECT; PAYMENT PROVISIONS


     Section 5.1. INSTALLMENT SALE.


     (a) The Company has conveyed or will convey to the Issuer (i) by deed pursuant to the Deed to Issuer, dated the Closing Date, its right, title and interest in and to the Fee Premises and all improvements thereon, including, without limitation, the Facility, and (ii) by assignment pursuant to the Assignment to Issuer, dated the Closing Date, its right, title and interest in and to the Leasehold Premises and the Easement Premises, and all improvements thereon. The Company agrees that such title shall be free and clear of all liens except for Loan Agreement Permitted Liens. All right, title and interest of the Company in and to any Equipment has been or will be conveyed to the Issuer by the Bill of Sale to Issuer, dated the Closing Date.


     (b) In consideration of the Company's covenant herein to make Installment Purchase Payments, and in consideration of the other covenants of the Company contained herein, including the covenant to make additional and other payments required hereby, the Issuer hereby agrees to (i) convey to NYSEG all of the Issuer's right, title and interest to the NYSEG Fee Premises, the NYSEG Easements and the NYSEG Equipment, pursuant to the Deed to NYSEG, Assignment to NYSEG and the Bill of Sale to NYSEG, upon the request of the Company made in accordance with the provisions of the Loan Agreement, and (ii) convey to Georgia-Pacific the G-P Premises and the G-P Equipment, pursuant to the Deed to G-P and the Bill of Sale to G-P upon the request of the Company made in accordance with the provisions of the Loan Agreement, and (iii) on the earlier of (x) termination of this Agreement pursuant to Section 10.2 hereof, or (y) on the date of the termination of the Saranac PILOT Agreement, sell and convey to the Company, and the Company hereby agrees to purchase and acquire from the Issuer, all of the Issuer's right, title and interest in the Project Facility, pursuant to the Deed to the Company, the Assignment to the Company, the Bill of Sale to the Company, and such other sale, transfer or conveyancing documents as may be reasonably requested by the Company, with title to pass to the Company on the date on such date; provided, however, that if the Loan Agreement shall be in effect, the Agent shall have consented thereto. To obligation of the Issuer under this Section 5.1(b) to convey the Project Facility to the Company shall be subject to there being no Event of Default existing hereunder, or any other event which would, but for the giving of notice, the passage of time, or both, be any such Event of Default. The Company covenants to promptly record or cause to be recorded the sale, transfers or conveyancing documents for the conveyances set forth above in clauses (i), (ii) and (iii) above.


     (c) Until title to the Project Facility shall be conveyed to the Company in accordance with the provisions of Section 5.1(b) above, the Company shall have, and the Issuer does hereby grant unto the Company, a present possessory right to enter upon, use, maintain, operate, construct, rehabilitate, lease and otherwise deal with the Project Facility, subject, however, to the terms, and provisions of this Agreement and the Loan Agreement. So long as no Event of Default shall exist hereunder, the foregoing present possessory right shall be irrevocable and is hereby deemed to be coupled with an interest.


     (d) Subsequent to the Closing Date, the Company shall be entitled to use the Project Facility in any manner not otherwise prohibited by the Bond Documents or other Project Documents, provided that such use causes the Project Facility to qualify or continue to qualify as a "project" under the Act.


     Section 5.2. AMOUNTS PAYABLE. The Company here by agrees to pay the sum of the following amounts as hereinafter set forth:

     (a) The Company, on its behalf and on behalf of the Issuer, agrees to pay all amounts due under the Bonds and the Loan Agreement in accordance with the terms thereof; provided, however, that if no amounts remain outstanding under the Loan Agreement, the Company shall pay to the Issuer one dollar ($1.00) per annum on January 1 of each calendar year until the termination of this Agreement.


     (b) The Company shall pay the amounts referenced in Section 6.2 herein.


     (c) The Company will also pay when due and payable the fees and reasonable expenses of the Issuer and the officers, members, agents (except for the Company) and employees thereof, including any filing or recordation fees and related reasonable legal fees incurred by the Issuer, related to the issuance of the Bonds and the ownership, sale or financing of the Project Facility (or portions thereof) or in connection with the carrying out of the Issuer's duties and obligations as contemplated under any Bond Document or other Basic Document, or any other such fee or expense of the Issuer or its officers, members, agents (except for the Company) and employees, the payment of which is not otherwise provided for under this Agreement, including without limitation, reasonable attorneys' fees and expenses.


     (d) The Company shall pay all rents and other amounts from time to time payable under the G-P Leases.


     (e) In the event the Company shall fail to make any of the payments required in this Section 5.2, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid; provided, however, that all amounts due under subsections (b) and (c) above shall accrue interest at the lesser of (i) 24 percent (24%) per annum and (ii) the maximum rate permitted by law and all amounts due under subsection (a) above shall accrue interest at the rates set forth in the Loan Agreement.


     Section 5.3. UNCONDITIONAL OBLIGATIONS. Subject to Section 12.1, the obligation of the Company to make the payments required by Section 5.2 above shall be absolute and unconditional. The Company shall pay all such amounts without abatement, diminution or deduction (whether for taxes or otherwise) regardless of any cause or circumstance whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim that the Company may have or assert against the Issuer or any other Person, or the conveyance of title to the Project Facility pursuant to this Agreement. The Company agrees it will not:


     (a) suspend, discontinue or abate any payment required by this Agreement; or


     (b) fail to observe any of its other covenants or agreements in this Agreement; or

     (c) terminate this Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure to acquire the Land or complete construction of the Facility or acquisition and installation of the Equipment, any defect in the title, design, operations, merchantability, fitness or condition of the Project Facility or any part thereof or in the suitability of the Project Facility or any part thereof for the Company's purposes or needs, failure of consideration, destruction of or damage to, condemnation of title to or the use of all or any part of the Project Facility, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Agreement.


     Nothing contained in this Agreement shall be construed to release the Issuer from the performance of any of the covenants or agreements on its part contained in this Agreement and, in the event the Issuer shall fail to perform or observe any such covenant or agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance (subject to Sections 12.4 and 12.5 hereof) of such covenant or agreement.


     Section 5.4. PREPAYMENTS. The Company may prepay all or any part of the amounts required to be paid by it under Section 5.2 herein at any time, subject to the provisions contained in the Loan Agreement.


     Section 5.5. [Reserved].


     Section 5.6. [Reserved].


     Section 5.7. INTEREST RATES. The Company is hereby granted the right to designate from time to time changes in the Interest Rate on the Bonds in the manner and to the extent set forth in the Loan Agreement.


     Section 5.8. RIGHTS AND OBLIGATIONS OF COMPANY UPON DISCHARGE OF LIEN OF MORTGAGE. Subject to the provisions of the Mortgage, in the event that the Bonds and all sums outstanding under this Agreement, the Loan Agreement and the other Bond Documents shall have been paid in full, the Issuer shall request the Company to do all acts and execute all documents as may be reasonably necessary to discharge the lien of the Mortgage on the Project Facility, and the Company shall perform such acts and execute such documents, and, at the request of the Company, the Issuer shall also do all acts and execute all documents as may be reasonably necessary to discharge the lien of the Mortgage on the Project Facility.

                                   ARTICLE VI


                        MAINTENANCE, TAXES AND INSURANCE


     Section 6.1. COMPANY'S OBLIGATIONS TO MAINTAIN AND REPAIR.


     (a) Except in an Event of Loss, and except to the extent impractical for any period during construction of the Facility or during which the Company is pursuing with due diligence the restoration of the Project Facility in accordance with the Loan Agreement, the Company agrees that during the term of this Agreement it will keep and maintain the Project Facility in good condition, repair and working order in accordance with sound electric generation practice, ordinary wear and tear excepted, at its own cost, and will make or cause to be made from time to time all repairs thereto (including external and structural repairs) and renewals and replacements thereto which are necessary to maintain the Project Facility or any part thereof in good working order.


     (b) So long as title to the Project Facility shall be held by the Issuer, the Company may, after providing the Issuer with prior written notice, make, at its expense, such alterations of or additions to the Project Facility or any part thereof from time to time as the Company in its discretion may determine to be desirable for its uses and purposes, as permitted by the Loan Agreement; provided, however, that (1) such alterations or additions are effected with due diligence, in a good and workmanlike manner and in compliance with all applicable legal requirements, (2) such alterations or additions are promptly and fully paid for by the Company in accordance with the terms of the applicable contract(s) therefor, and in a manner such that the Project Facility shall at all times be free of any mortgage, Lien, encumbrance, security interest or claim except for Loan Agreement Permitted Liens, (3) such alterations or additions do not change the nature of the Project Facility so that it does not constitute a "project" under the Act, (4) such alterations or additions are performed in full compliance with the Loan Agreement, (5) the provisions of Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended, are satisfied with respect to such alteration or addition, and (6) the Issuer is furnished with an agreement by the Company reasonably satisfactory to the Issuer requiring the Company to make payments in lieu of taxes with respect to such alteration or addition. Any evidences of indebtedness of the Issuer issued in connection with any such alterations or additions shall be in accordance with all policies and requirements of the Issuer in effect at such time. All alterations of and additions to the Project Facility shall constitute a part of the Project Facility subject to this Agreement and the Mortgage, and the Company shall deliver to the Issuer appropriate documents as may be necessary to convey title to such property to the Issuer, free and clear of all liens and encumbrances other than Loan Agreement Permitted Liens.


     (c) Neither the Issuer nor the Company shall be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project Facility.


     (d) The Issuer shall be under no obligation to replace, maintain or effect repairs of the Project Facility or to furnish any utilities or services for the Project Facility, and the Company hereby agrees to assume full responsibility therefor.


     Section 6.2. TAXES AND OTHER CHARGES.


     (a) The Company will pay and discharge or cause to be paid and discharged all taxes, payments in lieu of taxes, including the PILOT Payments (as defined in the Saranac PILOT Agreement) assessments, governmental charges or levies and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project Facility imposed upon it or in respect of the Project Facility not later than the date payment of same is required pursuant to the Loan Agreement and the Saranac PILOT Agreement as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof, except such that are contested in good faith by the Company in accordance with the requirements of the Loan Agreement and the Saranac PILOT Agreement.


     (b) It is recognized that under the provisions of the Act the Issuer is required to pay no taxes or assessments upon any of the Property acquired by it or under its jurisdiction, control or supervision or upon its activities. It is not the intention, however, of the parties hereto that the Project Facility be treated as exempt from real property taxation, and accordingly, the parties have entered into the Saranac PILOT Agreement. Until the expiration of the Saranac PILOT Agreement, the Company and the Issuer agree that the Company shall make all payments due under the Saranac PILOT Agreement. In the event that (i) the Project Facility would be subject to real property taxation if owned by the Company but shall be deemed exempt from real property taxation due to the involvement of the Issuer therewith, and (ii) the Saranac PILOT Agreement is not entered into, or if entered into shall for any reason no longer be in effect, the Issuer and the Company hereby agree that the Company, or any subsequent user of the Project Facility under this Agreement, shall in such event be required to make or cause to be made payments in lieu of taxes to or for the benefit of the school district or school districts, city, town, county, village and other political units wherein the Project Facility is located having taxing powers (such political units are hereinafter collectively referred to as the "Taxing Entities") in such amounts as would result from taxes being levied on the Project Facility by the Taxing Entities if the Project Facility were privately owned by the Company and not deemed owned by or under the jurisdiction, control or supervision of the Issuer, but with appropriate reductions similar to the tax exemptions and credits, if any, which would be afforded to the Company if it were the owner of the Project Facility. It is agreed that the Issuer, in cooperation with the Company, (w) shall endeavor to cause the Project Facility to be valued for purposes of determining the amounts due hereunder as if owned by the Company as aforesaid by the appropriate officer or officers of any of the Taxing Entities as may from time to time be charged with responsibility for making such valuations, (x) shall endeavor to cause to be appropriately applied to the valuation or valuations so determined the respective tax rate or rates of the Taxing Entities that would be applicable to the Project Facility if so privately owned, (y) shall endeavor to cause the appropriate officer or officers of the Taxing Entities charged with the duty of levying and collecting such taxes to submit to the Company, when the respective levies are made for purposes of such taxes upon property privately owned as aforesaid, statements specifying the amounts and due dates of such taxes which the Taxing Entities would receive if such property were so privately owned by the Company and not deemed owned by or under the jurisdiction, control or supervision of the Issuer, and (z) shall file with the appropriate officer or officers any accounts or tax returns furnished to the Issuer by the Company for the purpose of such filing. In the event the Company shall fail to make or cause to be made any such payment in lieu of taxes or taxes, the amount or amounts so in default shall continue as an obligation of the Company until fully paid, and the Company hereby agrees to pay or cause to be paid the same, together with interest thereon, at the same rate per annum as provided for in the Saranac PILOT Agreement, or, if taxes, as if such amounts were delinquent taxes.


     Section 6.3. LIENS. The Company may create or permit to remain a Lien against its interest in the Project Facility, provided the same constitutes a Loan Agreement Permitted Lien; and provided further, however, that the Company shall provide the Issuer with written notice of any such Lien within thirty
(30) days after the Company learns of such Lien.


     Section 6.4. INSURANCE. (a) The Company will during the term of this Agreement continuously insure, or cause to be insured, and pay, or cause to be paid, all premiums relating thereto, the Project Facility in accordance with requirements of the Loan Agreement, and, if no Loan Agreement is in effect, in accordance with the customary standards of businesses of like size and type (taking into account the policies and amounts required under the Loan Agreement, which shall be considered customary as of the Closing Date), including, but not limited to, title, required workers' compensation, adequate public liability, personal injury or death, workmen's compensation as legally required, builder's risk all risk, during the construction of the Project Facility, and full cash replacement value casualty insurance, all policies with adequate cancellation and alteration notice provisions in the reasonable opinion of the Issuer. All insurance policies required under this Agreement shall be carried with insurance companies qualified under the laws of the State in financially sound companies selected by the Company and satisfactory to the Issuer, and such policies shall provide at least thirty (30) days written notice to the Company and the Issuer prior to cancellation, lapse, reduction in policy limit or material change in coverage (except that, to the extent customary, only ten (10) days written notice shall be required in the circumstance of non-payment of premium). All claims on such insurance regardless of amount may be adjusted by the Company with the insurers. The proceeds of all insurance policies for loss or damage to the Project Facility shall be payable to the Issuer and the Company as their interests may appear (subject to the rights, if any, of the Agent), provided that any such policy may be written or endorsed as to make payments on all claims for losses payable directly to the Company. The Issuer shall be a named insured under any public liability insurance policies. The Net Proceeds of such liability insurance shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid. Notwithstanding the above in this Section 6.4, so long as the Loan Agreement is in effect, the Company shall comply with the terms of the Loan Agreement and the Security Deposit Agreement relating to insurance coverage and the use of insurance proceeds.


     (b) The Company shall require the Contractor, any replacement therefor, and all Subcontractors to maintain all forms of insurance with respect to their employees at the Project Facility required by law.


     (c) THE ISSUER DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR IN LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE COMPANY'S BUSINESS OR INTERESTS.


     (d) Certificates of insurance reasonably satisfactory in form and substance to the Issuer to evidence all insurance required hereby shall be delivered to the Issuer on or before the Closing Date. Prior to the expiration of any such policy, the Company shall furnish to the Issuer evidence that the policy has been renewed or replaced or is no longer required by this Agreement.



     Section 6.5. REMODELING AND IMPROVEMENTS. The Company may remodel the Project Facility or make substitutions, additions, modifications or improvements thereto from time to time as it, in its discretion, deems desirable, provided that any such remodeling, substitutions, additions, modifications or improvements do not materially alter the character of the Project Facility as an enterprise permitted by the Act or violate any governmental permits of the Project Facility. The cost of such remodeling, substitutions, additions, modifications or improvements shall be paid by the Company.


     Section 6.6. EQUIPMENT. The Company may from time to time substitute machinery and equipment for any Equipment in accordance with the provisions of the Loan Agreement, the Mortgage and the covenants contained in this Agreement and the Loan Agreement. Any such substituted machinery and equipment shall become a part of the Project Facility and be included under the terms of this Agreement.


     The Company may also sell, scrap, trade-in or otherwise dispose of, any Equipment, without substitution therefor so long as the removal of the Equipment to be purchased or otherwise disposed of will not materially alter the character of the Project Facility as an enterprise permitted by the Act and under the governmental permits required to construct or operate the Project Facility.

     Section 6.7. INSTALLATION OF COMPANY'S OWN MACHINERY AND EQUIPMENT. The Company may, from time to time in its sole discretion and at its own expense, install additional machinery, equipment and other tangible personal property in the Facility and title thereto shall remain in the Company.


     Section 6.8. ADVANCES BY ISSUER. In the event the Company shall fail:


     (a) to keep the Project Facility in the condition as required by Section
6.1;


     (b) to pay all taxes or their equivalent, assessments or other governmental or utility charges as required by Section 6.2;


     (c) to pay or cause to be satisfied and discharged any Liens filed or established against the Project Facility as required by Section 6.3; or


     (d) to maintain the insurance required by Section 6.4, and the Agent does not make such payments on behalf of the Company, the Issuer may (but unless satisfactorily indemnified shall be under no obligation to) take such action as may be necessary to cure such failure after first giving 60 days notice in writing to the Company and the Agent, including the advancement of amounts of money, and all amounts so advanced therefor by the Issuer shall become an additional obligation of the Company to the one making the advance, which amounts the Company agrees to pay on demand.


                                  ARTICLE VII


                   EMINENT DOMAIN AND DAMAGE AND DESTRUCTION


     Section 7.1. PROVISIONS RESPECTING EMINENT DOMAIN. In case of any damage to or destruction of all or any part of the Project Facility exceeding $500,000, the Company shall give prompt written notice thereof to the Issuer. In case of a taking or proposed taking of all or any part of the Project Facility or any right therein by Eminent Domain, the party upon which notice of such taking is served shall give prompt written notice to the other. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceedings or negotiations.


     Section 7.2. DAMAGE AND DESTRUCTION. If the Project Facility, or any material portion thereof, shall be damaged or destroyed by fire, flood, windstorm or other casualty, or title to, or the temporary use of, the Project Facility, or any portion thereof, shall have been taken by the power of Eminent Domain, the Company shall cause, subject to the provisions of Section 7.3 herein and the provisions of the Loan Agreement, the Net Proceeds from insurance or condemnation or an amount equal thereto to be used for the repair, reconstruction, restoration or improvement of the Project Facility.

     Section 7.3. REPAIR OF THE PROJECT.


     (a) Notwithstanding Sections 7.1 and 7.2 herein,


     (i) the Issuer shall have no obligation to replace, repair, rebuild, restore or relocate the Facility or the Equipment;


     (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Agreement (whether or not the Facility or the Equipment are replaced, repaired, rebuilt, restored or relocated); or



     (iii) subject to the provisions in the Loan Agreement and except as otherwise provided in subsections (f) or (g) of this Section 7.3, the Company shall promptly replace, repair, rebuild, restore, or relocate (within the County of Clinton) the Facility to substantially the same condition and value as an operating entity with such changes, alterations and modifications as may be desired by the Company and approved by the Issuer (which approval shall not be unreasonably withheld or delayed), provided that such changes, alterations or modifications do not so change the nature of the Project Facility so that it does not constitute a "project", as such term is defined in the Act, or conform with its operating permits.


     (b) Except in an Event of Loss (and as hereinafter otherwise provided), the Company shall cause all Net Proceeds of insurance and of any award in any condemnation or Eminent Domain proceeding to be paid to and held in accordance with the Loan Agreement; provided, however, that following the termination of the Loan Agreement, such Net Proceeds shall be held by a mutually agreeable escrow agent to be used (subject to subparagraph (e) below) solely for the repair, reconstruction, restoration or improvement of the Project Facility.


     (c) Except in an Event of Loss, in the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding, restoration or relocation, the Company shall nonetheless complete so much of the work, and pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds, as shall be required in the judgment of an independent architect to restore the Project Facility to an operating economic unit capable of serving as a natural gas-fired cogeneration facility similar in size to the original Project Facility.


     (d) All such replacements, repairs, rebuilding, restoration and relocations made pursuant to this Section 7.3, whether or not requiring the expenditure of the Company's own money, shall automatically become a part of the Project Facility as if the same were specifically described herein.


     (e) Any balance of such Net Proceeds remaining after payment of all the costs of such replacement, repair, relocation, rebuilding or restoration shall be used only as set forth in the Basic Documents, or, if the Basic Documents shall no longer be in effect, such balance shall be paid over to the Company for its purposes.


     (f) In the event any condemnation or Eminent Domain award, or damage to the Project Facility, exceeds $30,000,000 in value or amount, the Company shall not be obligated to replace, repair, relocate, rebuild, or restore the Project Facility, and the Net Proceeds of the insurance shall not be applied as provided in subsections (a) through (e) of this Section 7.3, if the Company shall notify the Issuer (in writing, promptly upon making its conclusion and before notifying any other Person except for the Agent) that, in its sole judgment, it does not deem it practical to so replace, repair, relocate, rebuild or restore the Project Facility. If the Net Proceeds is less than the amount necessary to prepay the Bonds in full, including accrued interest and prepayment penalty, if any, there shall be no abatement or reduction in the amount payable by the Company under this Agreement.


     (g) If the entire amount of the Bonds, accrued interest thereon and prepayment penalty, if any, and all other sums outstanding in connection with the Bond Documents, have been fully paid, together with all other amounts due hereunder, all such Net Proceeds, or the surplus thereof, shall be paid to the Company for its purposes.


     (h) The Company and the Issuer acknowledge that a mortgage and security interest in the Net Proceeds of insurance carried pursuant to this Agreement and the Net Proceeds of any condemnation or similar awards will be granted by the Issuer and the Company to the Agent pursuant to the Collateral Security Documents, and the Company consents thereto. Notwithstanding anything in this
Article VII to the contrary, while the Loan Agreement remains in effect, the provisions of the Loan Agreement and the other Bond Documents, and not this
Article VII, shall govern all matters with respect to insurance and Eminent Domain, including the applications of proceeds thereof.


     (i) The Issuer hereby appoints the Company as its true and lawful agent, and the Company hereby accepts such agency, to replace, repair, rebuild and restore the Project Facility as provided in the Loan Agreement and in accordance with all Applicable Laws, and in consideration of such acceptance the Issuer hereby assigns to the Company all its right to receive payments from the Net Proceeds of any insurance settlement or condemnation or similar award for the payment or reimbursement of the cost of such replacement, repair, rebuilding and restoration.

                                  ARTICLE VIII


                               SPECIAL COVENANTS


     Section 8.1. ACCESS TO THE PROPERTY AND INSPECTION. The Issuer, the Agent, and their respective agents and employees, shall have the right, at all reasonable times during normal business hours upon the furnishing of reasonable notice to the Company under the circumstances and upon compliance with the Company's reasonable safety and confidentiality policies, to enter upon and examine and inspect the Project Facility and to examine and copy the books and records of the Company insofar as such books and records relate to the Project Facility or the Bond Documents.


     Section 8.2. AGREEMENT TO PROVIDE INFORMATION. The Company and the General Partner of the Company agree to provide and certify or cause to be certified such financial and other information concerning the Company, the Project Facility and the General Partner of the Company, as the Issuer from time to time reasonably considers necessary or appropriate, including, but not limited to, (i) such information as to enable Issuer to make any reports required by any law, statute, rule or governmental regulation, (ii) all information relating to the compliance of the Company with all environmental laws, statutes, rules and regulations of all applicable Governmental Authorities, and
(iii) all pleading and other material information relating to any material litigation concerning the Company, its general partner or the Project Facility.



     Section 8.3. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.


     (a) Subject to the provisions of the Loan Agreement, the Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for carrying out the intention or facilitating the performance of this Agreement.


     (b) The Issuer (at the Company's direction and expense) shall cause this Agreement to be kept recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the security of the Lenders and to perfect the security interest created by the Loan Agreement.


     Section 8.4. RECORDING AND FILING; OTHER INSTRUMENTS.


     (a) The Company covenants that it will cause continuation statements to be filed as required by law in order fully to preserve and to protect the rights of the Issuer in the assignment of certain rights of the Issuer under this Agreement and otherwise under the Mortgage. The Company covenants that it will cause a certificate, with filings attached, to be delivered to the Issuer not earlier than 60 nor later than 30 days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds to the effect that all Financing Statements, notices and other instruments required by applicable law, including this Agreement, have been recorded or filed or re-recorded or re-filed in such manner and in such places required by law in order fully to preserve and to protect the rights of the Issuer under this Agreement and otherwise under the Mortgage.


     (b) The Issuer shall, at the request of the Company, file and re-file and record and re-record or shall cause to be filed and re-filed and recorded and re-recorded all instruments, including, without limitation, the Mortgage, required to be filed and re-filed and recorded or re-recorded and shall continue or cause to be continued the liens of such instruments for so long as this Agreement shall remain in effect.


     Section 8.5. [Reserved]


     Section 8.6. INDEMNITY AGAINST CLAIMS. The Company will pay and discharge and will indemnify and hold harmless the Issuer from any taxes, assessments, impositions, claims, reasonable fees and expenses of attorneys and consultants incurred by the Issuer, and other charges in respect of the Project Facility or the issuance of the Bonds. If any claim of any thereof is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the Issuer will give prompt written notice to the Company; provided, however, that the failure to provide such notice will not relieve the Company of the Company's obligations and liability under this Section 8.6 and will not give rise to any claim against or liability of the Issuer. The Company shall have the right to assume the defense thereof, with counsel reasonably acceptable to the person on behalf of which the Company undertakes a defense, with full power to litigate, compromise or settle the same in its sole discretion. The Company covenants and agrees to pay or to reimburse the Issuer, its members, attorneys or consultants for all reasonable costs incurred in connection with any investigation or defense relating to the Project Facility.


     Section 8.7. RELEASE AND INDEMNIFICATION. The Company shall at all times protect, indemnify and hold the Issuer, the members of the Issuer, and the attorneys, agents and employees of the Issuer harmless against any and all liability, losses, damages, costs, expenses, taxes, causes of action, suits, claims, demands and judgments of any nature arising or in connection with the development, Acquisition or operation of the Project Facility or the financing of the Project Facility, including, without limitation, all claims or liability resulting from entering into or performing in accordance with or in connection with the Bond Documents or Basic Documents or any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project Facility or the use thereof, including without limitation any lease thereof or assignment of its interest in this Agreement, such indemnification to include reasonable expenses and attorneys' fees incurred by the Issuer, its directors, members, officers, attorneys, agents and employees in connection therewith; provided, that such indemnity shall be effective only to the extent of any loss that may be sustained by the Issuer, its directors, members, officers, attorneys, agents and employees in excess of the Net Proceeds received by it or them from any insurance carried with respect to such loss, if applicable, and provided, further that the benefits of this Section 8.7 shall not inure to any person other than the Issuer, its directors, members, officers, attorneys, agents and employees; and provided, further that such loss, damage, death, injury, claims, demands or causes shall not have resulted from the gross negligence or intentional or willful misconduct of, the Issuer or such directors, members, officers, attorneys, agents (other than the Company or any of its subagents) or employees.


     Section 8.8. COMPLIANCE WITH LAWS. The Company agrees to comply in all material respects with all applicable zoning, planning, building, environmental and other statutes, laws, ordinances, orders, rules, requirements and regulations of all Governmental Authorities having jurisdiction of the Project Facility and to operate the Project Facility as a "project" under the Enabling Act.


     Section 8.9. [Reserved]


     Section 8.10. Reserved]


     Section 8.11. [Reserved]


     Section 8.12. [Reserved]


     Section 8.13. MAINTENANCE OF EXISTENCE.


     (a) So long as the Loan Agreement is in effect the Company agrees that it will maintain its existence as a limited partnership, will not dissolve or otherwise dispose of all or substantially all of its assets (except in a foreclosure action on the Mortgage), will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, sell any interests in the Limited Partnership other than to the Tomen Limited Partners or the GE Capital Limited Partner, or admit any additional General Partner, except with the consent of the Agent in accordance with the provisions of the Loan Agreement and reasonable advance notice to the Issuer;


     (b) If the Loan Agreement is not in effect, any general partner of the Company as of the termination of the Loan Agreement shall remain a general partner of the Company (and shall not sell its interests as general partner except in accordance with the agreement of limited partnership) and the Company agrees that it will continue to be a limited partnership either organized under the laws of or duly qualified to do business as a foreign limited partnership in the State, will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it except as permitted under its agreement of limited partnership; provided, that the Company and its general partner may, without violating the foregoing, consolidate with or merge into another entity, or permit one or more entities to consolidate with or merge into it, or transfer all or substantially all of its assets to another such entity (and thereafter dissolve or not dissolve, as the Company may elect) if the entity surviving such merger or resulting from such consolidation, or the entity to which all or substantially all of the assets of the Company are transferred, as the case may be:


     (i) is a limited partnership, general partnership or corporation organized under the laws of the United States of America, or any state, district or territory thereof, and qualified to do business in the State;


     (ii) shall expressly in writing assume all of the obligations of the Company contained in this Agreement;


     (iii) has a consolidated tangible net worth (after giving effect to such consolidation, merger or transfer) of not less than the consolidated tangible net worth of the Company and its consolidated subsidiaries immediately prior to such consolidation, merger or transfer; and


     (iv) provided that no Event of Default has occurred and is continuing hereunder.


     (d) The foregoing limitations on transfer of assets shall not apply from and after any foreclosure of the Project Facility by the Agent or its nominee or subsidiary.


     The term "consolidated tangible net worth," as used in this Section 8.13, shall mean the difference obtained by subtracting total consolidated liabilities (not including as a liability any capital or surplus item) from total consolidated tangible assets of the Company and all of its consolidated subsidiaries, computed in accordance with generally accepted accounting principles. Prior to any such consolidation, merger or transfer the Issuer shall be furnished a certificate from the chief financial officer of the Company or his deputy stating that in the opinion of such officer none of the covenants in this Agreement will be violated as a result of said consolidation, merger or transfer.


     Section 8.14. GRANT OF EASEMENTS; LIENS.


     (a) If no Event of Default shall have occurred and be continuing, the Company may:


     (i) at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any part of the Project Facility with or without consideration, (if with consideration, the proceeds shall be retained by the Company); or


     (ii) secure the release of existing easements, licenses, rights-of-way and other rights and privileges.

     (b) The Company shall not permit or create or suffer to be permitted or created any Lien, except for Loan Agreement Permitted Liens, upon the Project Facility or any part thereof.


     Section 8.15. NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER. The Company recognizes that the Issuer does not deal in goods of the kind comprising components of the Project Facility or otherwise hold itself out as having knowledge or skill peculiar to the practices or goods involved in the Project Facility, and that the Issuer is not one to whom such knowledge or skill may be attributed by its employment of an agent or broker or other intermediary who by his occupation holds himself out as having such knowledge or skill. The Company further recognizes that since the components of the Project Facility have been and are to be designated and selected by the Company, THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT FACILITY OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR TO THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE COMPANY. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED (TO THE EXTENT PERMITTED BY APPLICABLE LAW), WITH RESPECT TO THE PROJECT FACILITY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE U.C.C. OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.


     Section 8.16. PERMITTED CONTESTS. The Company may, at its expense and in its name and behalf or in the name and behalf of the Issuer, in good faith contest any:


     (a) taxes, assessments and other charges referred to in Section 6.2;


     (b) lien, encumbrance or charge referred to in Section 6.3; or


     (c) regulation or other requirement referred to in Section 8.8. In the event of such contest, the Company may permit said taxes, assessments or other charges so contested to remain unpaid or such lien, encumbrance or charge to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom. The Issuer shall cooperate fully with the Company in any such contest, except where the Issuer is an adverse party to the Company.


     Each such contest shall be promptly prosecuted to a final conclusion. No such contest shall subject the Issuer to the risk of any material civil liability (other than the charge being contested) or any criminal liability, and the Company shall give such reasonable security to the Issuer as may be demanded by the Issuer to insure compliance with the foregoing provisions of this Section. The foregoing shall not constitute a waiver by the Issuer of any civil or criminal remedies otherwise available to the Issuer against the Company.


     Section 8.17. PROMOTION OF EMPLOYMENT. The Company, recognizing the intent of the Act to provide employment, agrees during the term of this Agreement to exercise good faith to maintain and operate or cause to be maintained and operated an enterprise permitted by the Act and thereby to provide employment in such operations not inconsistent with the best interest of the Company and the Issuer in achieving the purpose set forth in the Act; provided, however, that the Company shall not be deemed guilty or chargeable with any breach of any agreement contained in this Section 8.17 unless and until the Company has failed for a continuous period of one year (strikes, war, acts of God, fire, acts of government and other casualties not under Company's control excepted) to comply with the provisions of this Section.


     Section 8.18. NOTICE AND CERTIFICATES TO ISSUER. The Company hereby agrees to provide the Issuer with the following:


     (a) On or before January 1 and July 1 of each year during which any of the Bonds are outstanding, a certificate of an Authorized Representative that: (i) all payments required under this Agreement have been made, and (ii) any applicable third party credit support will continue in full force during the succeeding twelve months, or explaining why not;


     (b) Within one hundred twenty (120) days of the end of the fiscal year of the Company, (i) a certificate of the Company to the effect that all payments have been made under this Agreement and that, to the best of its knowledge, there exists no Event of Default or unmatured default, and (ii) the audited annual financial report of the Company;


     (c) Upon knowledge of an Event of Default under this Agreement, notice of such Event of Default, such notice to include a description of the nature of such event and what steps are being taken to remedy such Event of Default;


     (d) At the time of filing the certificate referred to in subparagraph (a) above, a certificate, either stating all the steps, actions and proceedings to be taken which are reasonably necessary to maintain in force in connection with the Project Facility, or that no such steps, actions or proceedings are necessary to maintain such security. Such certificate shall also describe the recording, filing, re-recording and re-filing of the Collateral Security Documents and the execution and filing of any financing statements and continuation statements that will be required to maintain the lien and priority of any security interest in personal property granted in connection with the Project Facility for the next year.

                                  ARTICLE IX

                           ASSIGNMENT, LEASE AND SALE


     Section 9.1. RESTRICTIONS ON TRANSFER OF ISSUER'S RIGHTS. The Issuer agrees that, except for the assignment of its rights as contemplated under this Agreement, it will not during the term of this Agreement sell, assign, transfer or convey its interests in this Agreement except (i) as provided in Section 5.1, Section 9.2 and Article X below, (ii) with the consent of the Company, and
(iii) if the Loan Agreement is in effect, with the consent of the Agent.


     Section 9.2. MORTGAGING BY THE COMPANY AND THE ISSUER.


     (a) The Company and the Issuer shall mortgage to the Agent their respective rights, titles and interests in and to the Project Facility to secure the Bonds as more particularly set forth in the Loan Agreement and the Mortgage.


     (b) If the Agent commences an action to foreclose the Mortgage (or any mortgage included in the definition thereof), the Agent may, at its option, name as defendants in such foreclosure action either (i) the Company or (ii) both the Company and the Issuer. If both the Company and the Issuer are named as defendants in such foreclosure action, (x) this Agreement shall terminate on the date that title to the Project Facility ceases to be held by the Issuer pursuant to such foreclosure action and (y) Issuer shall join in any referee's deed or similar conveyance necessary or advisable in order to convey Issuer's right, title and interest in and to the Project Facility to the purchaser at the foreclosure sale in such foreclosure action; provided, however, that prior to naming the Issuer as a defendant, the Agent shall offer to enter into an agreement with the Taxing Entities (as defined in the Saranac PILOT Agreement) preserving the substance of the Saranac PILOT Agreement. If the Issuer is not named in such foreclosure action, this Agreement shall remain in effect and, upon divestiture of the Company's vendee's interest hereunder pursuant to such foreclosure action, the Issuer shall recognize and attorn to the entity succeeding to the Company's vendee's interest at the conclusion of such foreclosure action; provided, however, that all amounts owned to the Issuer under this Agreement shall have been paid as provided in Section 10.8.


     (c) Except as provided in subsection (a) above, Section 9.3 below, or as permitted by the Loan Agreement, neither the Company nor the Issuer shall mortgage, pledge or assign their respective rights, titles or interests in and to the Project Facility or any portion thereof.


     Section 9.3. SALE OR LEASE OF THE PROJECT FACILITY. The Company may sell or lease the Project Facility or any part thereof in accordance with the provisions of the Loan Agreement, provided that such sale or lease shall not release the Company of any of its obligations under this Agreement, and the Company shall remain as fully bound as though no sale or lease had been made. Performance by any buyer or lessee shall be considered as performance by the Company; provided, however, that the Company may assign this Agreement by a written assignment agreement, and be thereby relieved of further obligation hereunder in connection with a transaction involving merger, consolidation or transfer as permitted under
Section 8.13, provided


     (a) the requirements thereof are met; and


     (b) the party to which such assignment is made is the entity surviving such merger or resulting from such consolidation or is the entity to which all or substantially all of the assets of the Company is transferred, and such party shall execute an assumption agreement having the effect of not altering the material terms of this Agreement and the obligations of such assignee to fulfill them.


     The Company shall, within ten days after the delivery of the requisite agreements and approvals, furnish or cause to be furnished to the Issuer a true and complete copy of each such agreement of sale or lease or assignment and assumption of assignment.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES


     Section 10.1. EVENTS OF DEFAULT DEFINED.


     (a) The term "Event of Default" as used herein shall mean any one or more of the following events;


       (i) (x) Failure by the Company to make any payments required to be paid pursuant to Section 5.2(b) and (c) hereof; provided, any such failure remains uncured for a period of twenty (20) days following written notice of same to the Company, and (y) Failure by the Company to make any payments under Section 5.2(a) hereof, which failure has led the Agent or its nominee or subsidiary to enforce material remedies against the Company;


       (ii) The occurrence and continuance of an Event of Default (as defined in the Saranac PILOT Agreement or North Country PILOT Agreement, as the case may be) beyond the expiration of any applicable notice and cure period shall have occurred and be continuing under the Saranac PILOT Agreement or the North Country PILOT Agreement;


       (iii) From and after the date that the Loan Agreement shall no longer be in effect, any representation by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement proves false or misleading in any material respect as of the date of the making or furnishing thereof and has a material adverse effect upon the Project Facility in the reasonable opinion of the Company;


       (iv) Failure by the Company to observe or perform any of its other covenants, conditions, payments or agreements under this Agreement for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer (unless such notice is not required due to actual knowledge of such failure by the Company); provided, that such period shall be extended for such period as the Company is diligently proceeding to cure such default and such default is susceptible of cure;


       (v) From and after the date that the Loan Agreement shall no longer be in effect, the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, assignee, sequestrator, trustee, liquidator or similar official of the Company or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other federal or state law relating to bankruptcy, insolvency, reorganization, arrangement, winding-up or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Company in an involuntary case under said Federal Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; unless in any event any such petition or case is dismissed or stayed within 90 days of filing;


       (vi) From and after the date that the Loan Agreement shall no longer be in effect, a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking
     (i) the liquidation, reorganization, arrangement, dissolution, winding-up or composition or adjustment of debts of the Company, (ii) the appointment of a trustee, receiver, custodian, assignee, sequestrator, liquidator or similar official of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, arrangement, winding-up or composition or adjustment of debts and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days from the commencement of such proceeding or case or the date of such order, judgment or decree, or an order for relief against the Company shall be entered in an involuntary case under said Federal Bankruptcy Code;


       (vii) If any insurance policy required to be maintained pursuant to the Loan Agreement or this Agreement shall be canceled or terminated or shall lapse and shall not have been replaced prior to the effective date of such cancellation, termination or lapse by a policy covering the same matters and that complies with the requisite criteria herein;


       (viii) The occurrence and continuance of an Event of Default (as defined in the Loan Agreement) under the Loan Agreement; provided, any such Event of Default has led the Agent or its nominee or subsidiary to enforce material remedies against the Company;


       (ix) the Company shall fail to operate the Project Facility as a "project" under the Enabling Act or shall fail to comply with any other covenant contained herein (except for the covenants listed in subparagraph
     (x) below), within thirty (30) days of written notice by the Issuer to the Company; provided that such period shall be extended for such additional period as the Company is diligently proceeding to cure such default and such default is susceptible to cure; or


       (x) The Company shall violate Sections 8.13 or 9.3 hereinabove.


     (b) Notwithstanding the provisions of subparagraph (a) above, and subject to the provisions of the Loan Agreement, in the event that the performance by either party hereto of its obligations under this Agreement is delayed due to the following events of force majeure: (i) an act of God, or (ii) an act of nature, or (iii) the imposition of any restrictions by any governmental authority, or (iv) war, military operations or national emergencies, or (v) weather, or (vi) any other cause beyond the control of the parties, then and in that event all time limitations and performance dates herein shall be appropriately extended by the parties, upon notice to the other party hereto by the party whose performances is delayed of such condition causing the delay, for a period equal to the number of days that the performance of said obligations is delayed; provided, that in no event shall such delay be deemed to extend the time for performance by said party for more than ninety (90) days in the aggregate. The extension of such time limitations and performance dates for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), any event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by Sections 5.2, 5.4 and 6.2 herein and observe the covenants, obtain the insurance policies and provide the indemnity as required by this Agreement.

     Section 10.2. REMEDIES ON DEFAULT. Upon the occurrence and during the continuance of an Event of Default under this Agreement, the Issuer may take any one or more of the following remedial steps:


     (a) By written notice declare all payments pursuant to Section 5.2(a) hereof and all other amounts payable hereunder immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Company; provided, however, that if the Loan Agreement is still in effect, the Issuer shall receive the Agent's prior written consent;


     (b) In the event any of the Bonds shall at the time be unpaid, have access to and inspect, examine and make copies of books and records and any and all accounts, data and income tax and other tax returns of the Company only, however, insofar as they relate to the Project Facility;


     (c) Take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant hereto then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Company under this Agreement or to secure possession of the Project Facility; provided, however, that the Agent provides its prior written consent, except that no such consent is necessary or required with respect to enforcement of Sections 5.2(b) and (c), 5.4 or 6.2 hereinabove;


     (d) Take possession of and operate the Project Facility upon thirty (30) days notice to the Company, with the prior written consent of the Agent; or


     (e) Terminate this Agreement and convey the Project Facility to the Company; provided, the Issuer shall give ninety (90) days notice to the Agent prior to such conveyance.


     In the enforcement of the remedies provided in this Section 10.2, the Issuer may treat all reasonable expenses of enforcement, including, without limitation, legal, accounting and advertising fees and expenses, as additional amounts payable by the Company then due and owing.


     No action taken pursuant to this Section 10.2 (including repossession of the Project Facility) shall relieve the Company from its obligation to make all payments required by Section 5 of this Agreement.


     Section 10.3. APPLICATION OF AMOUNTS REALIZED IN ENFORCEMENT OF REMEDIES. Except as otherwise paid to the Agent in accordance with the terms of the Loan Agreement, any amounts collected pursuant to action taken under Section 10.2 shall be paid to the Issuer.

Section 10.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power upon and during the continuance of an Event of Default under this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient provided such Event of Default is then continuing.


     Section 10.5. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. Upon the occurrence and during the continuance of an Event of Default under this Agreement, if the Issuer employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Company herein contained, whether or not suit is commenced, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.


     Section 10.6. ISSUER AND COMPANY TO GIVE NOTICE OF DEFAULT. The Issuer and the Company severally covenant that they will, at the expense of the Company, promptly give to the Agent, and to each other, written notice of any Event of Default under this Agreement of which they shall have actual knowledge or written notice, but the Issuer shall not be liable for failing to give such notice.


     Section 10.7. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event that any agreement contained herein should be breached by either party and thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


     Section 10.8. NOTICE TO AGENT. Before exercising any of its remedies pursuant to Section 10.2 hereof, the Issuer shall give to the Agent a notice that a specified Event of Default hereunder remains unremedied and that the Issuer is entitled to exercise such remedies, and the Agent shall have the right to remedy any Event of Default within a period of ninety (90) days after the service of such notice and the Issuer will postpone the exercise of any of its remedies provided for in Section 10.2 hereof for such period or periods of time as may be necessary for the Agent, with the exercise of due diligence, to extinguish the Company's interest under this Agreement and to perform or cause to be performed all of the covenants and agreements to be performed by the Company as aforesaid. Upon such extinguishment of the Company's interest under this Agreement and such performance by the Agent, the Issuer's right to exercise any remedies provided for in Section 10.2 hereof, based upon the occurrence, existence and continuance of any Event of Default hereunder which cannot with the exercise of due diligence be remedied by the Agent, shall be, and be deemed to be, waived. Nothing herein contained shall be deemed to require the Agent to continue with any foreclosure or other proceedings or, in the event that the Agent shall acquire possession of the Project Facility, to continue such possession, if the Event of Default in respect of which the Issuer shall have given such notice shall have been remedied to the satisfaction of the Agent and possession of the Project Facility shall have been restored to the Company.


     Nothing herein contained shall affect the right of the Issuer, upon the occurrence (and during the continuance) of any Event of Default by Agent hereunder arising after the Agent obtains possession of the Project Facility, to exercise any right or remedy herein reserved to the Issuer.


                                   ARTICLE XI

                                   [RESERVED]


                                  ARTICLE XII

                                 MISCELLANEOUS


     Section 12.1. LIMITATIONS WITH RESPECT TO OBLIGATIONS OF THE COMPANY. Anything contained herein to the contrary notwithstanding, the Issuer hereby agrees that there shall be no recourse against the Company or any partner or affiliate of the Company nor any shareholder, partner, officer, director, agent or representative of any thereof for any liability to the Issuer arising in connection with any breach or default under this Agreement by the Company except to the extent the same is enforced against the rights, title and interest of the Company in the Project Facility, and the Issuer shall look solely to the rights, title and interest of the Company relating to the Project Facility in enforcing its rights against the Company under and in connection with this Agreement; provided, that (a) the foregoing provisions of this Section shall not constitute a waiver, release or discharge of any of the obligations arising under, or of any of the terms, covenants, conditions, or provisions of, this Agreement, but the same shall continue until fully paid, discharged, observed, or performed, (b) the foregoing provisions of this Section shall not limit or restrict the right of the Issuer to name the Company or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement, or for injunction or specific performance, and (c) the Issuer is not waiving any right it may have against any such partner, shareholder, officer, director, agent or representative of the Company or any partner or affiliate thereof arising from any misrepresentation by, or tort by, such Person. In addition, nothing contained in this Section shall limit in any way the ability of the Issuer from enforcing its rights or the rights of the Company against any Person other than the Company under this Agreement.


     Section 12.2. SUBORDINATION TO MORTGAGES. This Agreement and all rights of the Issuer and the Company hereunder are and shall be subject and subordinate to the lien of the Mortgage and the Saranac PILOT Mortgage. The subordination of the lien of this Agreement to the lien of the Mortgage and the Saranac PILOT Mortgage shall be automatic, without the execution of any further subordination agreements by the Company. Nonetheless, if the Agent requires any further written subordination agreements, the Company and the Issuer agree to execute, acknowledge and deliver the same.


     Section 12.3. NOTICES. Except as otherwise provided herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other paper if the same shall be duly mailed by registered or certified mail, postage prepaid, addressed as set forth below, or by telecopy or courier with written evidence of receipt by the addressor, to the Issuer, the Company, the Agent or to any other Person set forth therein. The Issuer, the Company and the Agent by notice given hereunder may designate any different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, certificate or other communication given hereunder by one party to another shall also be given to each of the other parties listed herein.



  To the Issuer:      County of Clinton Industrial Development Agency
                      2 Industrial Boulevard West
                      Plattsburgh, New York 12901
                      Attention: Chairman
  With a copy to:     Moser & Moser
                      50 Broadway
                      New York, New York 10004
  To the Company:     Saranac Power Partners, L.P.
                      Five Post Oak Park, Suite 1400
                      Houston, TX 77027
                      Attention: President
  To the Agent:       General Electric Capital Corporation
                      1600 Summer Street
                      Stamford, CT 06927-1560
                      Attention: Vice President,
                      Energy Project Operations

     Section 12.4. ISSUER, DIRECTORS, MEMBERS, ATTORNEYS, OFFICERS, EMPLOYEES AND AGENTS OF ISSUER NOT LIABLE. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained herein or contemplated hereby or in or contemplated by the other Bond Documents or Basic Documents or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, officer, agent (other than the Company), attorney or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor entity, either directly or through the Issuer or any successor entity whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. No personal liability whatsoever shall attach to, or be incurred by, any director, officer, agent (other than the Company), attorney or employee as such, past, present or future, of the Issuer or any successor entity, either directly or through the Issuer or any successor entity, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the Company, whether herein contained or to be implied herefrom as being supplemental hereto; and all personal liability of that character against every such director, officer, agent (other than the Company), attorney and employee is, by the execution of this Agreement and as a condition of, and as part of the consideration for, the execution of this Agreement, expressly waived and released.


     Section 12.5. SPECIAL OBLIGATION. Notwithstanding any representation or statement to the contrary contained herein or in any of the other Bond Documents or Basic Documents, the obligations and agreements of the Issuer contained herein or contemplated hereby and in or contemplated by any other Bond Document or Basic Document, and in any other therewith, and any other instrument or document supplemental thereto shall be deemed the obligations and agreements of the Issuer, and not of any member, officer, agent (other than the Company) or employee of the Issuer in his individual capacity, and the members, officers, agents (other than the Company) and employees shall not be liable personally hereof or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby. The obligations and agreements of the Issuer contained herein shall not constitute or give rise to an obligation of the State or County of Clinton, New York and neither the State nor County of Clinton New York shall be liable thereon, and further, such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights). The Issuer shall not be obligated to take any action pursuant to any provision hereof and no order or decree of specific performance with respect to any of the obligations of the Issuer hereunder shall be sought or enforced against the Issuer unless (1) the party seeking such order or decree shall first have requested the Issuer in writing to take the action sought in such order or decree of specific performance, and 10 days shall have elapsed from the date of receipt of such request, and the Issuer shall have refused to comply with such request (or if compliance therewith would reasonably be expected to take longer than 10 days, if the Issuer shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, and (2) if the Issuer refused to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the Issuer an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the Issuer refuses to comply with such request and the Issuer's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify and hold harmless the Issuer and its members, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand and (b) if requested by the Issuer shall furnish to the Issuer satisfactory security to protect the Issuer and its members, officers, agents (other than the Company) and employees against all liability, expected to be incurred as a result of compliance with such request.


     The principal of, prepayment penalty, if any, and interest on the Bonds shall be payable solely from the funds pledged for their payment in accordance with the Loan Agreement.


     Section 12.6. IF PERFORMANCE DATE NOT A BUSINESS DAY. If the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day.


     Section 12.7. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, and their respective successors and assigns. No assignment of this Agreement by the Company shall relieve the Company of its obligations hereunder.


     Section 12.8. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.


     Section 12.9. AMENDMENTS, CHANGES AND MODIFICATIONS. Subsequent to the issuance of the Bonds and prior to payment of the Bonds, this Agreement may not be effectively amended, changed, modified, altered or terminated except by an instrument in writing signed by the parties hereto, with the written consent of the Agent.


     Section 12.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


     Section 12.11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.


     Section 12.12. NO THIRD-PARTY BENEFICIARY. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of any part of this Agreement to establish in favor of the public or any member thereof, other than as expressly provided herein, the rights of a third-party beneficiary hereunder, or to authorize anyone not a party to this Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Agreement. The duties, obligations and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed by law.


     Section 12.13. TERM OF THIS AGREEMENT. This Agreement shall be in full force and effect from the date hereof and shall continue in effect, unless earlier terminated as set forth hereinabove, until the date title to the Project Facility is conveyed to the Company in accordance with Section 5.1(b)(iii) hereof.


     Section 12.14. SURVIVAL OF OBLIGATIONS. The obligations of the Company to make the payments required by this Agreement and to provide the indemnity required by this Agreement shall survive the termination of this Agreement and the full payment of the Bonds, and all such other payments due hereunder after such termination shall be made upon demand of the party to whom such payment is due. The obligations of the Company with respect to the Unassigned Rights shall survive the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective legal names and the signatures of duly authorized persons to be attested, all as of the date first above written.


                                     COUNTY OF CLINTON INDUSTRIAL
                                     DEVELOPMENT AGENCY


                                     By: /s/ illegible
                                        ---------------------------------------

                                         (Vice) Chairman



                                     Saranac Power Partners, L.P.
                                     By: SARANAC ENERGY COMPANY, INC.,
                                         its General Partner


                                     By: /s/ illegible
                                        ---------------------------------------
                                        Name:
                                        Title: President